UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2013

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 12, 2013, Celgene Corporation (“Celgene”) notified American Stock Transfer & Trust Company, LLC (the “Trustee”), the trustee under the Contingent Value Rights Agreement, dated as of October 15, 2010 (the “CVR Agreement”), between Celgene and the Trustee, that Milestone #2 defined in the CVR Agreement occurred on September 6, 2013, and in connection therewith a milestone payment in the amount of $300,000,000 will be paid to the Trustee on or before October 4, 2013 (the “Payment Date”). The Trustee will pay to the holders of the contingent value rights as of the Payment Date a pro rata portion of such milestone payment. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

d)	Exhibits

99.1	Notice dated September 12, 2013 to American Stock Transfer & Trust Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: September 12, 2013	By: /s/ Jacqualyn A. Fouse
Jacqualyn A. Fouse, Ph.D.
Executive Vice President and
Chief Financial Officer
(principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description

99.1	Notice dated September 12, 2013 to American Stock Transfer & Trust Company, LLC